Exhibit 99.1

1 2024 Annual Trinseo Trade Volumes by End Application Building & Construction 3 14% Textile 18% Graphical Paper 25% Board & Specialty Paper 41% Other 2% Latex Binders1 Appliances 11% Mobility 14% Building & Construction 19% Textile Consumer Electronics 5% 3% Packaging 10% Graphical Paper 8% MMA 4% Board & Specialty Paper 12% Distribution / Other 14% Total Company1 2 1 Percentages are reflected as a % of segment volume (kts) 2 Formerly Automotive 3 Primarily consists of Battery Binders and Coatings, Adhesives, Sealants, and Elastomers (CASE), with applications mainly in DIY and Infrastructure

2 Appliances 2% Mobility 42% Building & Construction3 14% Consumer Electronics 8% MMA 18% Distribution / Other 16% Engineered Materials1 2024 Annual Trinseo Trade Volumes by End Application 1 Percentages are reflected as a % of segment volume (kts) 2 Formerly Automotive 3 Primarily related to new house builds / renovations, sheets, surfaces, and sanitary applications Appliances 22% Mobility 9% Building & Construction3 25% Consumer Electronics 3% Packaging 20% Distribution / Other 21% Polymer Solutions1 2 2